UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

StockerYale, Inc.
(Exact name of Registrant as specified in its charter)

Massachusetts	04-2114473
(State or other jurisdiction of incorporation	(IRS Employer Identification No.)
or organization)

32 Hampshire Road, Salem, NH, 03079
(Address of principal executive offices)

(603) 893-8778
(Issuer's telephone number)

2004 Incentive Stock Option Plan
(Full title of the plan)

Mark W. Blodgett, 32 Hampshire Road, Salem, NH, 03079
(Name and address of agent for service)

(603) 893-8778
(Telephone number, including area code, of agent for service)

1 / STKR /	2004 Form S-8

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT OF SHARES TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

$.001 par value common stock issuable under the 2004 Incentive Stock Option Plan (the "Stock Option Plan")	1,748,133	$1.10	$1,922,946 (2)	$243.64

$.001 par value common stock issued under the 2004 Incentive Stock Option Plan (the "Stock Option Plan")	751,867	$1.39	$1,044,845 (3)	$132.41

TOTALS	2,500,000		$2,967,791	$376.05

(1)
The maximum number of shares of Common Stock issuable upon awards to be granted under the Company's 2004 Incentive Stock Option Plan consists of 2,500,000 shares, which are being registered under this Registration Statement and for which a registration fee is being paid; plus such additional number of shares of Common Stock as may be required pursuant to the Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the Nasdaq National Market as of October 21, 2004, a date within five business days prior to the filing of this registration statement.

(3)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, and is calculated on the basis of the weighted average exercise price of the options granted under the Company's 2004 Incentive Stock Option Plan.

2 / STKR /	2004 Form S-8

3 / STKR /	2004 Form S-8

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-8.

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

The documents incorporated by reference in Item 3 of Part II of the Registration Statement are available without charge, upon written or oral request at the Company's offices, 32 Hampshire Road, Salem, NH, 03079. StockerYale, Inc.'s telephone number is (603) 893-8778, Attention: Chief Financial Officer.

* The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

4 / STKR /	2004 Form S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by StockerYale, Inc., a Massachusetts corporation (the "Company"), are incorporated herein by reference:

(1)	The Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 2003;
(2)	The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003;
(3)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;
(4)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;;
(5)
The Company's Current Reports on Form 8-K, filed on January 8, 2004, February 3, 2004, February 26, 2004, March 15, 2004, April 8, 2004, April 13, 2004, April 14, 2004, June 16, 2004, July 27, 2004, and August 31, 2004; and

(6)
The description of the Company's common stock contained in the Registration Statement on Form 10-SB/A dated December 29, 1995, and any amendments or reports filed for the purpose of updating such descriptions..

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date hereof and prior to filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

5 / STKR /	2004 Form S-8

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS,

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if:

(1)	(i)	he conducted himself in good faith; and
	(ii)	he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and
	(iii)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or
(2)	he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

The Company's articles of incorporation also provide as follows:

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the Commonwealth of Massachusetts.

The Company's bylaws provide as follows with respect to indemnification:

The Company's By-laws provide that directors and officers of the Company shall be indemnified by the Company against liabilities and expenses arising out of service as a director or officer of the Company. The By-laws provide that such indemnification shall not be provided if (i) it is determined that the action giving rise to the liability was not taken in good faith and in the reasonable belief that the action was in the best interests of the Company or (ii) in a criminal matter, it is adjudicated or determined that the director or officer had reasonable cause to believe his conduct was unlawful. No indemnification shall be provided for any director or officer with respect to any proceeding by or in the right of the Company or alleging that a director or officer received an improper personal benefit if he is adjudged liable to the Company in such proceeding. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws also provide that the right of directors and officers to indemnification is a contract right.

Under the By-laws, indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to such indemnification under the By-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided even if the person to be indemnified is no longer an officer, director, or employee of the Company.

The By-laws provide that the Company shall not indemnify a director or officer in connection with any action, suit, proceeding or investigation initiated by the director or officer unless such initiation was approved by the Board of Directors of the Company.

The By-laws provide that the Company is authorized to purchase and maintain liability insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company would have power to indemnify him against such liability or cost.

LIMITATION OF LIABILITY.

Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

(a)	The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:
Exhibit No.	Title
4.1(a)	Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000.
4.1(b)	Amendment dated May 24, 2001, to the Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-QSB for the fiscal year ended June 30, 2001.
4.2	Amended and Restated Bylaws of StockerYale, Inc., incorporated by reference to Exhibit 3.2 of StockerYale, Inc.'s Form 10-SB, as amended, filed on November 2, 1995.
5.1	Legal opinion of Goodwin Procter LLP
10.1	2004 Incentive Stock Option Plan.
10.2	Form of Incentive Stock Option Grant
10.3	Form of Non-qualified Stock Option Grant
23.1	Consent of Vitale, Caturano & Co., Ltd.
23.2	Notice regarding consent of Arthur Andersen LLP.
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no matter than a 20% change in the maximum offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) Insofar as indemnification for liabilities arising under the Securities Act o f 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Salem, New Hampshire, on October 22, 2004.

StockerYale, Inc.
(Registrant)

/s/ RICHARD P. LINDSAY
Richard P. Lindsay
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Mark W. Blodgett and Richard P. Lindsay, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark W. Blodgett Mark W. Blodgett	President, Director and Chairman of the Board (Principal Executive Officer)	October 22, 2004

/s/ Richard P. Lindsay Richard P. Lindsay	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2004

/s/ Lawrence W. Blodgett Lawrence W. Blodgett.	Director	October 22, 2004

/s/ Patrick J. Zilvitis Patrick J. Zilvitis	Director	October 22, 2004

/s/ Steven E. Karol Steven E. Karol	Director	October 22, 2004

/s/ Raymond J. Oglethorpe Raymond J. Oglethorpe	Director	October 22, 2004

/s/ Dietmar Klenner Dietmar Klenner	Director	October 22, 2004

INDEX TO EXHIBITS

Exhibit No	Title
4.1(a)	Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000.
4.1(b)	Amendment dated May 24, 2001, to the Amended and Restated Articles of Organization of StockerYale, Inc., incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-QSB for the fiscal year ended June 30, 2001.
4.2	Amended and Restated Bylaws of StockerYale, Inc., incorporated by reference to Exhibit 3.2 of StockerYale, Inc.'s Form 10-SB, as amended, filed on November 2, 1995.
5.1*	Legal opinion of Goodwin Procter LLP
10.1*	2004 Incentive Stock Option Plan.
10.2*	Form of Incentive Stock Option Grant
10.3*	Form of Non-qualified Stock Option Grant
23.1*	Consent of Vitale, Caturano & Co., Ltd.
23.2*	Notice regarding consent of Arthur Andersen LLP.
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement)
* Filed herewith

9 / STKR	END	2004 Form S-8